                                                                   EXHIBIT 10.25


                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT

         THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT is dated the 6th day of September, 2001 between TIDEL TECHNOLOGIES, INC., a Delaware corporation ("Tidel Technologies"), TIDEL ENGINEERING, L.P., a Delaware limited partnership ("Tidel Engineering") (Tidel Technologies and Tidel Engineering are sometimes hereinafter referred to collectively as "Tidel") and NCR CORPORATION, a Maryland corporation ("NCR").

                                   BACKGROUND

         JRA 222, Inc., a Delaware corporation d/b/a Credit Card Center ("CCC") is engaged in the sale, distribution, servicing and operation of automated teller machines (ATMs") throughout the United States. Tidel and NCR are ATM manufacturers and have been suppliers of ATMs to CCC. Each of Tidel and NCR has extended credit to CCC and each has a lien upon, and a security interest in, among other things, CCC's inventory of ATMs and related parts and supplies, the respective priorities of which have not been determined and potentially are subject to dispute between the parties. CCC has defaulted on its obligations to each of Tidel and NCR.

         CCC is currently a Debtor and a Debtor-in-possession in Case No. 01-18495(KJC) (the "Reorganization Case") under Chapter 11 of the United States Bankruptcy Code, as amended (the "Code") pending before the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Bankruptcy Court").

         On August 2, 2001, the Bankruptcy Court entered a certain Order under 11 U.S.C. Sections 105 and 363 (I) Approving Bidding Procedures in Connection with the Proposed Sale of Certain or All of the Debtor's Assets, (II) Scheduling a Hearing Date, Auction Date and Bidding Deadline in Connection with the Asset Sale and (III) Approving Form and Manner of Notice Thereof (the "Bidding Procedures Order") and, pursuant thereto, bids were submitted on August 22, 2001 and an auction was conducted on August 23, 2001. At such auction, Tidel and NCR submitted a joint bid to acquire certain inventory of CCC and such bid was accepted by CCC. Hearings to approve the ATM Inventory Purchase Agreement (the "Purchase Agreement"), substantially in the form attached hereto as Exhibit A and with such changes as may be agreeable to the parties and related bid and transactions were held on August 24, 2001 and continued to September 5, 2001 and then September 7, 2001.

         CCC's automated teller machine ("ATM") inventory includes new and used ATMs manufactured by NCR which require the use of software owned by NCR. NCR has terminated CCC's right to license NCR's software for use in connection with the ATMs manufactured by NCR. NCR has advised Tidel that it intends to oppose any attempt by CCC to license or sublicense NCR's intellectual property to any purchaser of the ATMs manufactured by NCR.

         In order to facilitate a joint bid for CCC's inventory of ATMs and related assets, avoid a potential dispute concerning NCR's intellectual property, at least as to New NCR ATMs (as defined below), and to settle a dispute concerning the priority of liens in CCC's inventory (as to New NCR ATMs and ATMs manufactured by Tidel), NCR and Tidel have agreed that, subject to approval by the Bankruptcy Court of their joint bid, NCR will acquire from Tidel certain of Tidel's rights under the Purchase Agreement (but not any of Tidel's obligations thereunder) and, in partial payment therefor, transfer to Tidel certain of NCR's rights under the Purchase Agreement (but not any of NCR's obligations thereunder), under and subject to the terms and conditions of this Agreement.

         The parties hereto have previously entered into an Intercreditor Agreement dated August 22, 2001 (the "Original Intercreditor Agreement") and desire to amend and restate such Original Intercreditor Agreement, as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                   PURCHASE AND ASSIGNMENT OF CONTRACT RIGHTS

         1.1 Purchase and Assignment. (a) Subject to the terms and conditions set forth in this Agreement, Tidel will sell and assign to NCR, and NCR will purchase, acquire and accept from Tidel, free and clear of all mortgages, pledges, liens, charges, equities, encumbrances, defects in title, security interests, hypothecations, assessments, easements, encroachments, consents, claims, options, reservations, restrictions, condemnation proceedings, burdens or conflicts of all kinds,

         (i) all of Tidel's rights under the Purchase Agreement relating to the New NCR ATMs (as defined below) (the rights to be assigned by Tidel to NCR hereunder are hereinafter referred to as the "Assigned Rights"); and

         (ii) Tidel's security interest in the New NCR ATMs, to the extent such security interest is not fully released and discharged pursuant to the Purchase Agreement, together with all other rights and interests of Tidel, if any, in and to the New NCR ATMs (the "Other Assigned Assets").

                  (b) Tidel shall assign the Assigned Rights and the Other Assigned Assets to NCR at the closing under this Agreement (the "Closing"), which shall occur simultaneous with the closing contemplated by the Purchase Agreement.

                  (c) Except as to liens held by Tidel, which liens are being assigned to NCR as referenced in Articles 1.1(a) and (b) above, the parties acknowledge that any liens on the New NCR ATMs shall be treated by the Bankruptcy Court's Order governing the sale of Purchased Assets (as defined in the Purchase Agreement), and that Tidel shall not be in breach of this Agreement by virtue of any lien existing on New NCR ATMs after the entry of the Bankruptcy Court Order and such Order becoming final and non-appealable.

         1.2 Excluded Rights. The Assigned Rights to be transferred, conveyed, set over, assigned and delivered to NCR shall exclude those rights of Tidel under the Purchase Agreement that relate to Purchased Assets which are not New NCR ATMs.

         1.3 No Assumption of Liabilities. Neither Tidel nor NCR will assign or transfer to the other, and neither Tidel nor NCR hereby assumes, becomes responsible for, or agrees to pay or discharge, any debt, liability or obligation of the other, whether or not matured, liquidated or contingent, specifically including, without limitation, any of the obligations of the other under the Purchase Agreement or any liability arising from any failure by either Tidel or NCR fully and punctually to perform any obligation of the other under the Purchase Agreement, nor shall Tidel nor NCR be deemed to have assumed, become responsible for or agree to pay and discharge any of the foregoing by virtue of this Agreement or the consummation of the transactions contemplated hereby, provided that Tidel's obligation to make payments set forth in Article
2.2 (a) of the Purchase Agreement is subject to NCR's payment to CCC of the amount set forth in Article 2.2.1 hereof.

         1.4 Preservation of Rights. (a) Notwithstanding anything to the contrary contained in this Agreement, the Purchase Agreement or any Order entered by the Bankruptcy Court approving the Purchase Agreement or the transactions contemplated thereunder, NCR hereby expressly preserves its legal position (and NCR hereby reserves all available equitable and legal rights and remedies pertaining thereto) that no person, including Tidel, may operate an ATM manufactured by NCR which incorporates proprietary software of NCR (and/or its licensors) without a fully paid, valid license to use such software, nor may Tidel sell, transfer, license, sublicense or otherwise convey NCR's software wherever resident, and Tidel agrees that it will not contest such legal position solely or in part based on the Bankruptcy Court's entry of such Order or the Purchase Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Purchase Agreement or any Order entered by the Bankruptcy Court approving the Purchase Agreement or the transactions contemplated thereunder, Tidel hereby expressly preserves its legal position (and Tidel hereby reserves all available equitable and legal rights and remedies pertaining thereto) that no person, including NCR, may operate an ATM manufactured by Tidel which incorporates proprietary software of Tidel (and/or its licensors) without a fully paid, valid license to use such software, nor may NCR sell, transfer, license, sublicense or otherwise convey Tidel's software wherever resident, and NCR agrees that it will not contest such legal position solely or in part based on the Bankruptcy Court's entry of such Order or the Purchase Agreement.

                                   ARTICLE II
                                 PURCHASE PRICE

         2.1 Purchase Price. The aggregate purchase price for the Assigned Rights (the "Purchase Price") will be (a) cash (the "Cash Consideration") in an amount equal to $1,000.00 multiplied by the number of ATMs manufactured by NCR which, prior to the consummation of the Closing, have been inspected by NCR or its representatives and determined by NCR to be in such condition as to be saleable as new machines in the ordinary course ("New NCR ATMs"); (b) an additional amount (the "Additional Consideration") for each New NCR ATM equal to twenty percent (20%) of the amount, if any, by which the net proceeds received by NCR from the resale by it of such New NCR ATM exceeds U.S.$3,000.00 (such proceeds to be determined based on the selling price net of delivery, installation and/or setup fees, landing fees and net of all duties and taxes and, if the selling price is specified in any currency other than US Dollars, based on an equivalent amount in US currency as determined by the exchange rate published in the Wall Street Journal (Eastern Edition) on the date of the closing in such sale); and (c) an assignment, free and clear of all mortgages, pledges, liens, charges, equities, encumbrances, defects in title, security interests, hypothecations, assessments, easements, encroachments, consents, claims, options, reservations, restrictions, condemnation proceedings, burdens or conflicts of all kinds, of (i) NCR's rights under the Purchase Agreement relating to the Purchased Assets other than any portion thereof that relates to the New NCR ATMs or any other ATMs manufactured by NCR including any Parts and Supplies (as defined in the Purchase Agreement) pertaining thereto and Intangibles (as defined in the Purchase Agreement) pertaining thereto, and (ii) NCR's security interest in the Purchased Assets, other than any portion thereof that relates to the New NCR ATMs or any other ATMs manufactured by NCR including any Parts and Supplies pertaining thereto and Intangibles pertaining thereto, to the extent such security interest is not fully released and discharged pursuant to the Purchase Agreement, and (iii) any and all other rights and interests of NCR, if any, in and to the Purchased Assets other than the new NCR ATMs or any other ATMs manufactured by NCR including any Parts and Supplies pertaining thereto and Intangibles pertaining thereto (the "Assignment Consideration").

Notwithstanding the foregoing, the aggregate amount of all Additional Consideration will not exceed the lesser of (a) $400,000, or (b) one half of the amount of cash payable to CCC under Article 2.2(a) of the Purchase Agreement at the closing under the Purchase Agreement.

         2.2 Payment of the Purchase Price. NCR shall pay the Purchase Price for the Assigned Rights as follows:

             2.2.1 At the Closing, NCR shall pay directly to CCC, for Tidel's account, to be held by an escrow agent as provided in the Purchase Agreement, an amount equal to the lesser of (a) the total Cash Consideration due to Tidel hereunder, less a hold-back by NCR of ten percent (10%) of such balance or (b) the total amount of cash due from Tidel to the Escrow Agent as provided in the Purchase Agreement in accordance with Article 2.2(a) thereof, and shall pay any remaining balance of the Cash Consideration, less such hold-back by NCR of ten percent (10%)



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

of such balance, to Tidel, both such payments to be made by wire transfer, in immediately available funds. Such hold-back (or portion thereof) shall be subsequently paid by NCR to Tidel when and only to the extent that the number and condition of New NCR ATMs actually received by NCR is the same as originally identified by Tidel and NCR pursuant to the inspection procedures identified in
Article 6.4.6(b). Such holdback (or portion thereof) shall be paid to Tidel no later than fourteen (14) days following the Closing and shall be reduced by an amount equal to One Thousand Dollars ($1,000.00) multiplied by the number of New NCR ATMs that are not accepted by NCR due to a deterioration in their condition subsequent to the inspection contemplated under Article 6.4.6(b). At the Closing, NCR shall also pay to Tidel the Assignment Consideration by tendering an assignment, duly executed, in form sufficient to convey the rights, security interests and other rights and interests to be assigned to Tidel pursuant to
Article 2.1 hereof.

                  2.2.2 The Additional Consideration shall be payable by ordinary check in quarterly installments, in arrears, as New NCR ATMs are resold and proceeds from such resales are received by NCR. Each installment, representing Additional Consideration due resulting from the resale of New NCR ATMs in a calendar quarter, shall be paid on or before the fifteenth day of the month immediately following the end of the applicable calendar quarter. No later than twenty business days after the end of the applicable calendar quarter, NCR shall provide Tidel with an officer's certificate certifying, (i) the number of New NCR ATMs sold in such calendar quarter, (ii) the gross selling price of each such machine, (iii) a calculation showing all delivery, installation and/or setup fees, duties, taxes and currency adjustments and (iv) a statement that all information contained in such certificate is true and correct to the best knowledge of such officer.

         2.3 No Determination of Value. The parties hereto agree that the determination of the amounts to be paid by NCR on account of the New NCR ATMs pursuant to this Article II is solely for determining the payments to be made hereunder, and is not a determination or agreement by the parties of the valuation of such New NCR ATMs to be used in any other context.

         2.4 Reduction in Purchase Price. In the event that Tidel does not consent to the payment of an allowed secured claim of a warehousemen or a storage facility as provided in Article 2.2(e) of the Purchase Agreement, then Tidel shall pay to NCR an amount equal to $1,000.00 multiplied by the number of New NCR ATMs located at such warehouse or storage facility for which the secured claim was not paid, solely to the extent such New NCR ATMs were included in the Purchase Price. Tidel shall also release NCR from paying any Additional Consideration with respect such New NCR ATMs. Tidel shall make such payment (as provided in this Article 2.4) to NCR within twenty (20) business days following Tidel's notice to CCC that it does not consent to the payment of such secured claim pursuant to Article 2.2(e) of the Purchase Agreement.

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                                   ARTICLE III
                       ALLOCATION OF RESPONSIBILITIES FOR
                  PERFORMANCE OF PURCHASERS' OBLIGATIONS UNDER
                               PURCHASE AGREEMENT

         3.1 Payment of Consideration Due to CCC. Tidel shall be solely responsible for performing and discharging the obligations of Tidel (a) to pay the cash consideration due to CCC pursuant to Articles 2.2(a) and 2.4 of the Purchase Agreement subject to performance by NCR of Article 2.2.1 hereunder, and
(b) to provide CCC with the credit against its indebtedness to Tidel pursuant to
Article 2.2(b) of the Purchase Agreement. NCR shall be solely responsible for performing and discharging NCR's obligation under the Purchase Agreement to provide CCC with the credit against its indebtedness to NCR pursuant to Article 2.2(c) of the Purchase Agreement.

         3.2 Acquisition of Assets. The parties agree that they will severally and separately acquire the Purchased Assets from CCC as provided for in the Purchase Agreement (and as contemplated in this Agreement).

         3.3 Warranty Obligations under Purchase Agreement. As between the parties hereto, Tidel shall be solely responsible for any liability to CCC resulting from any breach by Tidel of any representation and warranty of Tidel contained in the Purchase Agreement, and NCR shall be solely responsible for any liability to CCC resulting from any breach by NCR of any representation and warranty of NCR contained in the Purchase Agreement.

         3.4 Other Obligations under Purchase Agreement. Except as otherwise provided herein or in the Purchase Agreement, all of the other obligations of the parties hereto as Purchasers under the Purchase Agreement are and shall remain the joint obligations of the parties, and each agrees that it will fully and punctually perform such obligations.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF TIDEL

         4.1 Representations and Warranties of Tidel. Tidel represents and warrants to NCR as follows:

             4.1.1 Corporate Organization and Standing. Tidel Technologies is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Tidel Engineering is a limited partnership duly organized and validly existing under the laws of Delaware.

             4.1.2 No Conflict. The execution, delivery and performance of this Agreement, by Tidel Technologies do not and will not conflict with or violate any provision of any Certificate of Incorporation or by-laws of Tidel Technologies. The execution, delivery and performance of this Agreement by Tidel Engineering do not and will not conflict with or violate any provision of the limited partnership agreement or certificate of Tidel Engineering.

             4.1.3 Authorization. Each of Tidel Technologies and Tidel Engineering has full right, power and authority to enter into this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement by Tidel, the performance by Tidel of its obligations hereunder and the consummation by Tidel of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Tidel Technologies and all requisite partnership action of Tidel Engineering. This Agreement has been duly executed and delivered by Tidel and is the valid and binding obligation of Tidel enforceable against it in accordance with its terms.

             4.1.4 No Litigation. There is no action, suit, proceeding, arbitration or investigation pending or, to the best knowledge of Tidel threatened, against Tidel, which if determined adversely to Tidel, would enjoin or prohibit the consummation of the transactions contemplated hereby.

             4.1.5 No Consent. No consent, approval, authorization order, filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by Tidel in connection with the execution and delivery of this Agreement by Tidel or the consummation by Tidel of the transactions contemplated hereby, except for the Order of the Bankruptcy Court referred to in the Purchase Agreement.

             4.1.6 Brokers, Finders. Tidel has not retained any broker or finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

             4.1.7 No Breach. Tidel has not breached or failed to perform any of its obligations under the Purchase Agreement and has no actual knowledge that CCC has breached or failed to perform any of its obligations under the Purchase Agreement.

             4.1.8 Tidel's Title. Subject to the provisions of Article 1.1(c), Tidel has and will have at the Closing, good and valid title to all of the Assigned Rights, free and clear of all liens, charges, encumbrances, security interests, claims and restrictions of any kind, and enjoys (and will enjoy) peaceful and undisturbed possession thereof.

         4.2 Survival. All of the representations and warranties of Tidel hereunder shall survive the Closing for a period of ninety days.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF NCR

         5.1 Representations and Warranties of NCR. NCR represents and warrants to Tidel as follows:

             5.1.1 Corporate Organization and Standing. NCR is a corporation duly organized, validly existing and in good standing under the laws of Maryland.

             5.1.2 No Conflict. The execution, delivery and performance of this Agreement by NCR do not and will not conflict with or violate any provision of the Certificate of Incorporation or by-laws of NCR.

             5.1.3 Authorization. NCR has full right, power and authority to enter into this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement by NCR, the performance by NCR of its obligations hereunder and the consummation by NCR of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of NCR. This Agreement has been duly executed and delivered by NCR and is the valid and binding obligation of NCR enforceable against it in accordance with its terms.

             5.1.4 No Litigation. There is no action, suit, proceeding, arbitration or investigation pending or, to the best knowledge of NCR, threatened, against NCR, which if determined adversely to NCR, would enjoin or prohibit the consummation of the transactions contemplated hereby.

             5.1.5 No Consent. No consent, approval, authorization order, filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by NCR in connection with the execution and delivery of this Agreement by NCR or the consummation by NCR of the transactions contemplated hereby, except for the Bankruptcy Court Order referred to in the Purchase Agreement.

             5.1.6 Brokers, Finders. NCR has not retained any broker or finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

             5.1.7 No Breach. NCR has not breached or failed to perform any of its obligations under the Purchase Agreement and has no actual knowledge that CCC has breached or failed to perform any of its obligations under the Purchase Agreement.

         5.2 Survival. All of the representations and warranties of NCR hereunder shall survive the Closing for a period of ninety days.

                                   ARTICLE VI
                                CERTAIN COVENANTS

         6.1 Information Sharing. Until September 29, 2001, each party promptly shall, from time to time upon the other party's reasonable request, provide to the other party true copies of all (or the relevant portion of all) correspondence, memoranda and/or written reports prepared by its employees and representatives that pertain or relate to the condition or location of the Purchased Assets (other than those Purchased Assets received or recovered by the parties prior to the date of such request pursuant to the provisions of this Agreement) or the state of CCC's title thereto, or to the performance or nonperformance of the Purchase Agreement by CCC, provided, however, that this sentence shall not require disclosure of any communications reasonably believed by the non-disclosing party to be subject to the attorney-client privilege or protected by the attorney work product doctrine. In addition, Tidel and NCR shall make fully available to the other all information (written or unrecorded) concerning the Purchased Assets developed by it during all inspections and inventories of the Purchased Assets conducted by it prior to the execution and delivery of this Agreement.

         6.2 Required Consents. Each party shall use its best efforts, prior to the Closing, to (i) obtain all consents required in connection with the transactions contemplated hereby, and (ii) undertake all actions required pursuant to all such consents.

         6.3 Further Assurances. Upon a party's request, the other party promptly will execute and deliver such additional documents and do such other acts and things as the requesting party may determine are necessary or desirable in order to consummate or confirm the consummation of the transactions contemplated hereby or otherwise effectuate and carry out this Agreement.

         6.4 Conduct Pending Closing. From the date hereof until the consummation of the Closing, each party will:

             6.4.1 fully and punctually perform its obligations under the Purchase Agreement except to the extent that this Agreement expressly contemplates or provides otherwise and use its reasonable efforts to cause the closing contemplated by the Purchase Agreement.

             6.4.2 promptly advise the other party if it should become aware of any breach by CCC of the Purchase Agreement, or of the non-fulfillment of any condition to any party's obligations under the Purchase Agreement or under this Agreement.

             6.4.3 consult in good faith with the other party on all matters relating to the Purchase Agreement or any action proposed to be taken by the parties as Purchasers thereunder.

             6.4.4 participate in bidding to acquire any of the Purchased Assets only jointly with the other parties to this Agreement.

             6.4.5 use its reasonable efforts to cause the Bankruptcy Court to enter the Sale Order.

             6.4.6 cause the timely performance of (a) the obligations under
Article 6.6 of the Purchase Agreement, and (b) a physical inspection of ATMs manufactured by NCR, of whatever condition and wherever located, promptly after which NCR shall provide Tidel with a list of the New NCR ATMs (identified by location and serial number) to be acquired by NCR from CCC as contemplated in the Purchase Agreement and Article 2.1 of this Agreement.

         6.5 Removal of Purchased Assets after Closing. Except with respect to the liens of warehousemen for periods through September 29, 2001, which liens have been provided for in the Purchase Agreement, each of Tidel and NCR shall be solely responsible for all costs and expenses incurred in connection with taking possession of the Purchased Assets to be acquired by it under the Purchase Agreement, and removing the same from the locations at which such assets are stored on the Closing Date, including any storage costs payable because certain assets have not been removed on or prior to September 29, 2001 (such storage costs to be borne solely by the party responsible for the non-removal of such assets).

                                   ARTICLE VII
                        CONDITIONS TO TIDEL'S OBLIGATIONS

         7.1 The obligations of Tidel under this Agreement are subject to the fulfillment by NCR prior to or at the Closing of each of the following conditions, any one or more of which may be waived by Tidel:

             7.1.1 No Injunctive Proceedings. No stay, preliminary or permanent injunction or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prohibits, prevents or materially restrains the consummation of the transactions which are the subject of this Agreement and the Purchased Assets shall have been issued and remain in effect.

             7.1.2 Representations and Warranties. All representations and warranties of NCR contained in this Agreement shall be true in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes contemplated and permitted by this Agreement.

             7.1.3 Performance by NCR. NCR shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by NCR pursuant to the terms hereof on or prior to the Closing Date.

             7.1.4 Compliance Certificate. NCR shall have delivered to Tidel its certificate, dated the Closing Date, executed on its behalf by its duly authorized representative, as to the fulfillment of the conditions set forth in
Article 7.1.2 and 7.1.3 hereof.

             7.1.5 Purchase Agreement Effective. The Purchase Agreement shall remain in effect on the Closing Date; on such date, neither CCC nor NCR shall have committed a material breach of the Purchase Agreement, and all conditions to the obligations of CCC under the Purchase Agreement shall have been satisfied or waived.

             7.1.6 Sale Order. The Sale Order (as defined in the Purchase Agreement), in the form attached as an Exhibit to the Purchase Agreement, shall have been entered by the Bankruptcy Court, and shall not be stayed, reversed, ordered to be reconsidered, or amended or modified in any manner not approved by Tidel.

                                  ARTICLE VIII
                         CONDITIONS TO NCR'S OBLIGATIONS

         8.1 The obligations of NCR under this Agreement are subject to the fulfillment by Tidel prior to or at the Closing of each of the following conditions, any one or more of which may be waived by NCR:

             8.1.1 No Injunctive Proceedings. No stay, preliminary or permanent injunction or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prohibits, prevents or materially restrains the consummation of the transactions which are the subject of this Agreement and the Purchased Assets shall have been issued and remain in effect.

             8.1.2 Representations and Warranties. All representations and warranties of Tidel contained in this Agreement shall be true in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes contemplated and permitted by this Agreement.

             8.1.3 Performance by Tidel. Tidel shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by Tidel pursuant to the terms hereof on or prior to the Closing Date.

             8.1.4 Compliance Certificate. Tidel shall have delivered to NCR its certificate, dated the Closing Date, executed on its behalf by its duly authorized representative, as to the fulfillment of the conditions set forth in
Article 8.1.2 and 8.1.3 hereof.

             8.1.5 Purchase Agreement Effective. The Purchase Agreement shall remain in effect on the Closing Date; on such date, neither CCC nor Tidel shall have committed a material breach of the Purchase Agreement, and all conditions to the obligations of CCC under the Purchase Agreement shall have been satisfied or waived.

             8.1.6 Sale Order. The Sale Order (as defined in the Purchase Agreement), in the form attached as an Exhibit to the Purchase Agreement, shall have been entered by the Bankruptcy Court, and shall not be stayed, reversed, ordered to be reconsidered, or amended or modified in any manner not approved by NCR.

                                   ARTICLE IX
                                   THE CLOSING

         9.1 Closing Date and Place. The consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of counsel to NCR at Hangley Aronchick Segal & Pudlin, One Logan Square, Philadelphia, Pennsylvania at the time and date of the closing under the Purchase Agreement (the "Closing Date"). The parties hereto agree that the Closing may be effected by facsimile.

         9.2 Tidel's Obligations. On the Closing Date, Tidel shall execute and/or deliver to NCR all of the following in form and substance reasonably satisfactory to NCR and its counsel:

             9.2.1 Resolutions. Copies of resolutions of Tidel certified by the Secretary or an Assistant Secretary of Tidel authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

             9.2.2 Assignment. Subject to Article 1.1(c), an Assignment of the Assigned Rights and its security interest and other rights and interests (if any) in the NCR Assets, duly executed by Tidel, in form and substance reasonably satisfactory to counsel for NCR, sufficient to convey, transfer and assign to Purchaser all right, title and interest of Tidel in and to the Assigned Rights free and clear of all liens, security interests, encumbrances, charges and restrictions and Tidel's security interest in the NCR Assets in accordance with this Agreement.

             9.2.3 Compliance Certificate. The certificate required by Article
8.1.4 hereof.

         9.3 NCR's Obligations. On the Closing Date, NCR shall execute and/or deliver to Tidel all of the following in form and substance reasonably satisfactory to Tidel and its counsel:

             9.3.1 Cash Consideration. The Cash Consideration, by wire transfer of immediately available funds.

             9.3.2 Assignment to Tidel. An assignment, duly executed by NCR, in form and substance reasonably satisfactory to counsel for Tidel, sufficient to convey, transfer and assign to Tidel the rights of NCR to be assigned to it hereunder free and clear of all liens, security interests, encumbrances, charges and restrictions and NCR's security interest and all other rights and interests of NCR, if any, in the Purchased Assets, other than the New NCR ATMs or any other ATMs manufactured by NCR including any Parts and Supplies pertaining thereto and Intangibles pertaining thereto, in accordance with this Agreement.

             9.3.3 Compliance Certificate. The certificate required by Article
7.1.4 hereof.

                                    ARTICLE X
                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing

             10.1.1 by the mutual agreement of Tidel and NCR in connection with the termination of the Purchase Agreement provided, such termination is set forth in writing executed by both parties;

             10.1.2 at the election of NCR, if any of the conditions specified in Article VIII hereof shall not have been met by the Closing Date and shall not have been waived in writing by NCR provided, however, that NCR shall not terminate this Agreement due to the nonperformance by Tidel of its obligations hereunder without first notifying Tidel of such nonperformance and providing Seller with ten days to cure, following notice;

             10.1.3 at the election of Tidel, if any of the conditions set forth in Article VII hereof shall not have been met by the Closing Date and shall not have been waived in writing by Tidel provided, however, that Tidel shall not terminate this Agreement due to the nonperformance by NCR of its obligations hereunder without first notifying NCR of such nonperformance and providing Seller with ten days to cure, following notice;

             10.1.4 at the election of Tidel or NCR,

                    (a) if there is any final, non-appealable injunction, stay, order, or decree of any nature of any governmental body of competent jurisdiction that is in effect that prohibits or materially restrains the consummation of the transactions contemplated hereby;

                    (b) if the parties, as joint bidders, do not have their bid accepted and consequently do not enter into the Purchase Agreement with CCC;

                    (c) at any time after twenty (20) days of the signing of this Agreement, if by such date the Sale Order has not been entered; or

             10.1.5 should either party become the subject of a proceeding under Title 11, United States Code (the Bankruptcy Code) prior to the consummation of the closing under the Purchase Agreement and, in such event, neither party shall have any liability to the other party hereto.

             10.1.6 at the election of either party, if the Closing does not occur within thirty (30) days of the date of this Agreement.

              10.1.7 at the election of either party, if the Conditions to Purchasers' Obligations, as set forth in Article VIII of the Purchase Agreement, are not satisfied or waived on or prior to the Closing Date.

         10.3 Effect of Termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except that such termination shall not eliminate or limit the liability of any party arising from a breach by such party occurring prior to the termination of this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Assignment. This Agreement may not be assigned by any party without the prior written consent of the other, and any assignment made or purportedly made in violation of this Article shall be null and void ab initio. Notwithstanding the preceding sentence, either party may assign all or any part of this Agreement and its rights hereunder to any entity controlling, controlled by, or under common control with such party without the consent of the other, but only in connection with a similar assignment by such party of its rights under the Purchase Agreement which is permitted by the terms thereof. Notwithstanding any assignment made hereunder, the assignor shall remain liable hereunder.

         11.2 Notices. All notices, requests, demands and other communications given hereunder (collectively, "Notices") shall be in writing and personally delivered, sent by telecopier or telex or mailed by registered or certified mail, postage prepaid, or by nationally recognized overnight carrier, as follows:

              11.2.1  If to NCR, to NCR at  NCR Corporation
                                            1700 South Patterson Boulevard WHQ-3
                                            Dayton, OH 45479
                                            Fax: (937-445-1410
                                            Attention: Robert G. Evans, Esquire,
                                               [title]

                      With copy to          Hangley Aronchick Segal & Pudlin
                                            One Logan Square, 27th Floor
                                            Philadelphia, PA 19103
                                            Fax: (215) 568-0300
                                            Attention: Joseph Dworetzky, Esquire

              11.2.2  If to Tidel, to Tidel at  Tidel Technologies, Inc.

                                            5847 San Felipe
                                            Suite 900
                                            Houston, Texas 77057
                                            Fax: 713-783-6003
                                            Attention: Mr. James Rash

                           and to           Tidel Engineering, L.P.
                                            2310 McDaniel Drive
                                            Carrollton, Texas  75006
                                            Fax: 972-484-1014
                                            Attention: Mr. James Rash

                           With copy to     Olshan Grundman Frome
                                            Rosenzweig & Wolosky LLP
                                            505 Park Avenue
                                            New York, New York 10022
                                            Attention: Robert Grossman, Esquire

All Notices shall be deemed delivered when actually received if personally delivered, sent by telecopier or telex or three days after having been placed in the mail, or one day after being sent by nationally recognized overnight carrier, addressed in accordance with Articles 11.2.1 or 11.2.2 hereof, as the case may be, provided that any Notice sent by telecopier or telex must immediately be placed in the mail. Each of the parties shall hereafter notify the other in accordance with this Article of any change of address to which Notice is required to be mailed.

         11.3 Abandoned Machines. Tidel agrees that following its inspection of the Purchased Assets, if it determines, in its sole discretion, that it intends to abandon any ATMs manufactured by NCR that are not New NCR ATMs at the premises where such machines are located (the "Abandoned Machines"), then Tidel shall (1) provide notice to NCR of such intent to abandon (which notice shall specify the quantity, serial numbers (if applicable) and location of such Abandoned Machines) and (2), if requested by NCR, assign to NCR any and all right, title and interest of Tidel in and to such Abandoned Machines and permit NCR to take possession of such Abandoned Machines, at NCR's sole cost and expense, including without limitation any and all costs of removal, storage or other charges relating to such Abandoned Machines. NCR shall agree in writing to assume all such costs and expenses in such form as may be reasonably requested by Tidel. NCR must notify Tidel within two business days following its receipt of Tidel's notification to NCR of the existence of the Abandoned Machines, both of which notifications shall be in writing and delivered in accordance with
Article 11.2 above, whether it intends to take possession of such Abandoned Machines pursuant to this Article 11.3. Upon any failure by NCR to comply with any provision of this Article 11.3, Tidel may, subject to NCR's rights as provided in Article 1.4(a) above, dispose of the Abandoned Machines as it shall determine in its sole discretion.

         11.4 Counterparts. This Agreement, and any subsequent amendments thereto, may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         11.6 Headings. The headings contained in this Agreement and in the schedules hereto are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         11.7 Amendment of Agreement. This Agreement amends and restates the Original Intercreditor Agreement and as so amended this Agreement is in full force and effect. This Agreement may be amended only by written agreement of the parties hereto, duly executed by an authorized representative of each of the parties hereto.

         11.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made in that state without giving effect to the conflict of laws principles thereof.

         11.9 No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any parties other than Tidel and NCR and no person shall have any rights as a third party beneficiary hereunder.

         11.10 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect.

         11.11 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

         11.12 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. All disputes arising out of or related to this Agreement, including, without limitation, any dispute relating to the interpretation, meaning or effect of any provision hereof, will be resolved by the Bankruptcy Court and the parties hereto each submit to the exclusive jurisdiction of the Bankruptcy Court for the purpose of adjudicating any such dispute; provided, however, that the parties agree that if the Bankruptcy Court does not accept jurisdiction over any such dispute, such dispute shall then be brought exclusively in the courts of the Commonwealth of Pennsylvania located in the city of Philadelphia or of the United States of America for the Eastern District of Pennsylvania and each party hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. In any such dispute, each party shall bear its own costs and legal fees.

         11.13 Indemnification. In the event NCR fails to make the payment in such time, manner and amount as required pursuant to the terms of the first sentence of Article 2.2.1 of this Agreement, and such failure is determined in a final, non-appealable order of a competent tribunal to have been a breach of this Agreement, which breach was not preceded by a breach of this Agreement or the Purchase Agreement by Tidel, NCR shall indemnify and hold harmless Tidel from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, costs and expenses, including without limitation interest, penalties, reasonable attorneys' fees, and any and all amounts paid in settlement of any claim or litigation, asserted against, resulting to, imposed upon, or incurred or suffered by Tidel, as a result of or arising from claims against Tidel for breach of Article 2.2(a) of the Purchase Agreement.

         TIDEL AND NCR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties, through their duly authorized officers, have executed and delivered this Agreement the day and year first above written.

NCR CORPORATION                             TIDEL TECHNOLOGIES, INC.


By:                                         By:
   ------------------------------              ---------------------------------
   Name:                                       Name:
        -------------------------                   ----------------------------
   Title:                                      Title:
         ------------------------                   ----------------------------


TIDEL ENGINEERING, L.P.

By:  TIDEL CASH SYSTEMS, INC.,
     General Partner


By:
   ------------------------------
   Name:
        -------------------------
   Title:
         ------------------------